SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [   ]

Check the appropriate box:

[ ]	Preliminary proxy statement	[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive proxy statement
[ ]	Definitive additional materials
[ ]	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
Tellabs, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]	No fee required.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
- 0 -
(2)	Form, schedule or registration statement no.:
DEF 14A
(3)	Filing party:
Tellabs, Inc.
(4)	Date filed:
March 19, 2002

Proxy Statement

Tellabs, Inc.
One Tellabs Center
1415 West Diehl Road
Naperville, Illinois 60563-2359

The enclosed proxy is solicited by the Board of Directors of Tellabs, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 2 p.m. on Tuesday, April 23, 2002.

     Only stockholders of record as of the close of business on February 25, 2002, will be entitled to notice of and to vote at the meeting. At the close of business on that date, the Company had 410,673,829 shares of common stock outstanding.

     Stockholders are entitled to one vote for each share held. Any proxy given may be revoked by a stockholder at any time before it is voted by filing a written revocation notice with the Secretary of the Company or by duly executing a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies that are received prior to the meeting will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted FOR the election of directors.

     Votes cast in person or by proxy at the Annual Meeting of Stockholders will be tabulated by the inspectors of election appointed for the meeting who will determine whether a quorum, a majority of the shares entitled to be voted, is present. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but not voted for purposes of the election of directors. If a proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby with respect to the election of directors and does not otherwise authorize the voting of such shares, such shares, or "non-votes," will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered to be present and entitled to vote with respect to the election of directors. Assuming a quorum is present, the favorable vote of a plurality of the shares present and entitled to vote at the Annual Meeting will be necessary for a nominee to be elected as a director; abstentions and shares for which authority to vote is not given will thus have no effect on the election of directors. Shares cannot be voted for more than three nominees; there is no right to cumulative voting.

     A notice of annual meeting of stockholders, proxy statement and proxy will be provided to each participant in the Tellabs Advantage Program. Pursuant to the Advantage Program, each participant is a "named fiduciary" entitled to direct the trustee of the Advantage Program with respect to voting (i) the shares of common stock allocated to the participant's accounts; (ii) a proportion of the shares allocated to accounts of participants who do not return voting instructions to the trustee; and (iii) all unallocated shares. Subject to its fiduciary duties, the trustee will vote allocated shares in accordance with the instructions received and will vote shares with respect to which no instructions are received and all unallocated shares in the same proportions as the shares with respect to which instructions are received. Advantage Program participants should return the proxy as provided therein. Pursuant to the Advantage Program, the trustee will not disclose the directions set forth on any individual proxy to the Company or its directors or officers, except as may otherwise be required by law.

     A copy of the Annual Report of the Company for the fiscal year ended December 28, 2001, accompanies this proxy statement. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to stockholders is March 19, 2002.

Election of Directors

The Company has three classes of directors, with staggered terms, with the members of each class serving a three-year term. At this Annual Meeting, the terms of the Class I directors will expire.

     The three nominees for Class I director are Mellody L. Hobson, Stephanie Pace Marshall, Ph.D., and William F. Souders. Ms. Hobson has been nominated by the Board of Directors to replace Brian J. Jackman who has informed the Company that he is retiring from the Board and will not stand for re-election. These persons have been nominated for election to three-year terms expiring in 2005 or until their successors are elected and qualified. Unless otherwise instructed by the stockholder, it is intended that the shares represented by the enclosed proxy will be voted for the nominees named below, each of whom has been selected by the Board of Directors. Class II and Class III directors will continue in office for the remainder of their terms.

     Management is not aware of any other proposed nominees for directors. Although management anticipates that all of the nominees will be able to serve, if any nominee is unable to serve at the time of the meeting, the proxy will be voted for a substitute nominee nominated by the Nominating and Governance Committee of the Board of Directors and selected by the Board of Directors.

Name	Age	Principal Occupation or Employment for Past Five Years	Director Since

Nominees for Election Whose Terms Will Expire in 2005
Mellody L. Hobson	32	President and Director, Ariel Capital Management, Inc./Ariel Mutual Funds since 2000, Sr. Vice President and Director of Marketing 1991-2000, Ariel Capital Management, Inc. (investment management firm).	--
Stephanie Pace Marshall, Ph.D.	56	Director since 1996. President, since 1986, Illinois Mathematics and Science Academy.	1996
William F. Souders,	73	Director since 1990. Chairman and Chief Executive Officer (retired), Emery Air Freight Corporation (air freight carrier); formerly Executive Vice President and Director, Xerox Corporation (business machines and systems).	1990
Class II Directors Continuing in Office Until 2003
Peter A. Guglielmi	59	Director since 1993. Executive Vice President, 1990-2001 (retired), Chief Financial Officer and Treasurer, 1988-2000, Tellabs, Inc.; President 1993-1997, Tellabs International, Inc.	1993
Richard C. Notebaert	54	Director since 2000. President and Chief Executive Officer, since 2000, Tellabs, Inc.; Chairman, 1999 (retired), Chairman, Chief Executive Officer and President, 1994-1999, Ameritech Corporation (telecommunications service provider).	2000

Jan H. Suwinski	60	Director since 1997. Professor of Business Operations, Johnson Graduate School of Management, Cornell University, since 1997; Executive Vice President (retired), Opto-Electronics Group, Corning Incorporated (optical fiber and components manufacturer); Chairman (retired), Siecor Corporation (optical cable and hardware manufacturer).	1997
Class III Directors Continuing in Office Until 2004
Michael J. Birck,	64	Director since 1975. Chairman of the Board, since 2000, President and Chief Executive Officer 1974-2000, Tellabs, Inc.	2000
John J. Goossens	57	Director since 2001. President and Chief Executive Officer, since 1995, Belgacom (telecommunications service provider); Chairman, President and Chief Executive Officer, 1990-1995, Alcatel Bell Telephone (telecommunications equipment supplier).	1995
Frederick A. Krehbiel	60	Director since 1985. Co-Chairman of the Board, since 1999, Co-Chief Executive Officer, 1999-2001, Chairman of the Board, 1993-1999, Chief Executive Officer, 1988-1999, Molex Incorporated (electrical components manufacturer).	1999

Mr. Birck is a director of Molex Incorporated and Illinois Tool Works Inc. Mr. Krehbiel is a director of Molex Incorporated, Northern Trust Corporation, DeVry Inc. and W.W. Grainger. Mr. Notebaert is a director of Aon Corp. and Cardinal Health, Inc. Mr. Suwinski is a director of THOR Industries, Inc. Mr. Guglielmi is a director of JDS Uniphase Corporation. No director has any family relationship with any other director.

     The Board of Directors has a standing Audit and Ethics Committee, Compensation Committee and Nominating and Governance Committee. The members of the Audit and Ethics Committee are Messrs. Krehbiel and Souders and Ms. Marshall. The Audit and Ethics Committee is responsible for reviewing the independent auditor's examination and reporting to the Board with respect thereto and for overseeing the execution of corporate financial and ethical responsibilities and risk management programs. All members of the Audit Committee are independent as required by the applicable listing standards of the NASD. The members of the Compensation Committee are Messrs. Souders and Suwinski and Ms. Marshall. The Compensation Committee is responsible for determining compensation for the executive officers of the Company and for administering the Company's stock option and restricted stock plans. The members of the Nominating and Governance Committee are Messrs. Birck and Suwinski and Ms. Marshall. The Nominating and Governance Committee is responsible for evaluating Board composition and performance, soliciting recommendations for candidates of the Board, developing selection criteria for candidates, evaluating background information regarding candidates, making recommendations to the Board regarding such candidates, and reviewing and making recommendations to the Board with respect to candidates for director proposed by stockholders.

     During 2001, nine meetings of the Board of Directors, four meetings of the Audit and Ethics Committee, four meetings of the Compensation Committee and two meetings of the Nominating and Governance Committee were held. Each of the directors attended at least 75 percent of the aggregate of the total number of Board meetings and the meetings of the committees on which such director served during 2001.

Director Compensation

Each director who was not an officer of the Company was paid an annual retainer of $30,000 plus a fee of $1,500 and expenses for each Board of Directors meeting attended during 2001. No fees are paid for attendance at Audit and Ethics Committee, Compensation Committee or Nominating and Governance Committee meetings. During 2001 and each year thereafter, the directors are given the opportunity to allocate their annual retainer and meeting fees into the Company's deferred income plan. Such allocation can be in the form of cash or stock units as requested by the director making the deferral.

      The Company's 1987 Stock Option Plan for Non-Employee Corporate Directors provides for the non-discretionary grant of options to non-employee directors of the Company. The 1987 Stock Option Plan provides that each non-employee director, on the date such person is elected as a non-employee director, will be granted options to purchase 10,000 shares of the Company's stock and, provided such person is still serving as a non-employee director, will be granted options to purchase 6,000 additional shares each year thereafter on the anniversary of the last day of the month in which the initial options were granted.

     The options for the initial 10,000 shares become exercisable in cumulative annual installments equal to one-third of the total number of shares covered. Annual options granted on the anniversaries of the initial grants become exercisable in full six months from the date of grant.

     Options granted under the 1987 Stock Option Plan prior to 1999 may not be assigned and, during the lifetime of the director, may be exercised only by him or her. Options granted during 1999 and thereafter may be transferred by the director to the spouse, children, or grandchildren ("Immediate Family Members") of the director or to a trust for the exclusive benefit of such Immediate Family Members or a partnership in which such Immediate Family Members are the only partners. If a director ceases to be a director of the Company for any reason other than death or disability, any options may be exercised, subject to the expiration date of the options, for three months after such termination, but only to the extent such options were exercisable on the date of termination (seven months in the event of a change in control as defined in the 1987 Stock Option Plan). If a directorship is terminated because of death or disability, the option may be exercised subject to the expiration date of the option, for up to one year (three years for terminations due to a disability) after such termination, but only to the extent it was exercisable on the date of death or disability. In the event a directorship is terminated due to the death of a director, such director's unvested options shall vest 100 percent.

Security Ownership of Management and Certain Other Beneficial Owners

The table below sets forth certain information as of February 25, 2002, with respect to each person known by the Company, pursuant to a review of the filings with the SEC, to be the beneficial owner of more than 5 percent of its outstanding shares of common stock, each director, each nominee for director, each Named Executive Officer (as hereinafter defined), and all current executive officers and directors as a group.

Name	Beneficial Ownership		Amount of Percent (1)

Davis Selected Advisers, L.P.	46,233,642	(2)	10.8%
Michael J. Birck	36,694,875	(3)	8.6%
Mutuelles AXA/AXA/AXA Financial, Inc.	36,585,136	(4)	8.6%
Brian J. Jackman	908,891	(5)	*
Peter A. Guglielmi	680,422	(6)	*
John C. Kohler	290,359	(7)	*
Frederick A. Krehbiel	145,000	(8)	*
Richard C. Notebaert	136,797	(9)	*
Stephanie Pace Marshall, Ph.D.	66,000	(10)	*
William F. Souders	64,000	(11)	*
Jan H. Suwinski	58,000	(12)	*
Joan E. Ryan	37,618	(13)	*
Anders Gustafsson	31,178	(14)	*
John J. Goossens	3,334	(15)	*
Mellody L. Hobson	--		*
All current executive officers and directors as a group	39,256,422	(16)	9.2%
(17 persons)
(1)	Based on 410,673,829 shares of common stock outstanding as of February 25, 2002, and 16,029,686 shares that may be acquired under stock options currently exercisable or exercisable within 60 days of such date
(2)	Davis Selected Advisers, L.P. is an investment adviser and is the beneficial owner of 46,233,642 shares. The address of Davis Selected Advisers, L.P. is 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706.
(3)	Includes 1,168,000 shares held by Mr. Birck's spouse. Mr. Birck disclaims beneficial ownership of such shares. Also includes 22,270,437 shares held by Oak Street Investments, L.P., a family limited partnership of which Mr. Birck is a general partner. The address of Mr. Birck is One Tellabs Center, 1415 West Diehl Rd., Naperville, Illinois 60563.
(4)	Mutuelles AXA (which collectively includes AXA Consei/Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle) is the parent holding company of AXA, which is the parent holding company of AXA Konzern AG (Germany) (beneficial owner of 50,576 shares) and AXA Financial, Inc. is the parent holding company of Alliance Capital Management L.P. (beneficial owner of 36,531,660 shares) and The Equitable Life Assurance Society of the United States (beneficial owner of 2,900 shares) (collectively the "AXA Group"). The business address of the AXA Group is 1290 Avenue of the Americas, New York, New York 10104.
(5)	Includes 380 shares held by Mr. Jackman's daughter. Mr. Jackman disclaims beneficial ownership of such shares. Also includes 817,125 shares that Mr. Jackman has rights to acquire under currently exercisable stock options.
(6)	Includes 490,000 shares that Mr. Guglielmi has rights to acquire under currently exercisable stock options.
(7)	Includes 241,250 shares that Mr. Kohler has rights to acquire under stock options currently exercisable or exercisable within 60 days of February 25, 2002.
(8)	Includes 2,000 shares held by Mr. Krehbiel's sons. Mr. Krehbiel disclaims beneficial ownership of such shares. Also includes 42,000 shares that Mr. Krehbiel has rights to acquire under currently exercisable stock options.
(9)	Includes 131,667 shares that Mr. Notebaert has rights to acquire under stock options currently exercisable or exercisable within 60 days of February 25, 2002.
(10)	Includes 36,000 shares that Ms. Marshall has rights to acquire under stock options currently exercisable or exercisable within 60 days of February 25, 2002.
(11)	Includes 48,000 shares that Mr. Souders has rights to acquire under currently exercisable stock options.
(12)	Includes 24,000 shares that Mr. Suwinski has rights to acquire under currently exercisable stock options.
(13)	Includes 32,500 shares that Ms. Ryan has rights to acquire under stock options currently exercisable or exercisable within 60 days of February 25, 2002.
(14)	Includes 25,000 shares that Mr. Gustafsson has rights to acquire under stock options currently exercisable or exercisable within 60 days of February 25, 2002. Also includes 2,500 shares issuable to Mr. Gustafsson under a restricted stock award made at the time Mr. Gustafsson joined the Company. Mr. Gustafsson will not have voting or dispositive power over such shares until earned.
(15)	Includes 3,334 shares that Mr. Goossens has rights to acquire under stock options exercisable within 60 days of February 25, 2002.
(16)	Includes 1,170,380 shares of which Messrs. Birck, Jackman and Krehbiel disclaim beneficial ownership, as noted above. Also includes 561,167 shares that certain officers have rights to acquire under stock options currently exercisable or exercisable within 60 days of February 25, 2002, and pursuant to unvested restricted stock awards and 1,460,459 shares that certain directors have rights to acquire under stock options currently exercisable or exercisable within 60 days of February 25, 2002.

______________________

*      Less than 1%

Executive Compensation

The table below sets forth certain information for fiscal years 2001, 2000 and 1999 with respect to the annual and other compensation paid by the Company to (i) the chief executive officer; and (ii) the other five executive officers of the Company who were most highly compensated in fiscal year 2001 (collectively, the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries.

Summary Compensation Table

			Annual Compensation		Long Term Compensation Awards

Name And Principal Position	Year	Salary	Bonus	Other Annual Compen- Sation(1)	Restricted Stock Awards ($)(2)	Securities Underlying Options/ SARs #	All Other Compen- Sation (1)

Richard C. Notebaert(3) President and Chief Executive Officer	2001 2000	$556,733 $216,345	$0 $135,000	$7,921 $213	0 0	400,000 500,000	$81,498 $6,304
Michael J. Birck Chairman of the Board	2001 2000 1999	$414,992 $652,852 $563,195	$0 $315,000 $100,000	$3,241 $4,211 $4,223	0 0 0	0 0 0	$227,858 $258,019 $271,603
Joan E. Ryan (3) Chief Financial Officer	2001 2000	$342,406 $331,730	$0 $145,000	$5,141 $4,067	0 $302,815	80,500 70,000	$47,352 $21,579
Brian J. Jackman (4) President, Global Systems and Technology	2001 2000 1999	$311,845 $433,182 $372,891	$0 $190,000 $68,000	$4,356 $14,809 $14,940	0 0 0	30,500 76,000 0	$159,820 $151,565 $173,865
Anders Gustafsson(3) Executive Vice President	2001 2000	$272,240 $124,192	$0 $59,125	$310,634 $5,000	$0 $297,500	65,500 40,000	$18,717 $0
John C. Kohler Sr. Vice President, Global Business Operations	2001 2000 1999	$262,777 $242,789 $176,546	$0 $125,000 $76,000	$2,607 $3,519 $3,492	0 0 0	40,500 45,000 0	$65,468 $28,807 $27,064

(1)	Amounts of Other Annual Compensation are amounts paid as reimbursement to the Named Executive Officers for taxes paid on certain medical and life insurance benefits. Additionally, other Annual Compensation for Mr. Gustafsson includes $306,561 in relocation expenses paid by the Company. All Other Compensation for 2001 includes amounts accrued as preferential above-market interest on deferred compensation, contributions to the deferred compensation plan, premiums paid for life insurance policies owned by the Named Executive Officers, matching contributions under the Company's Profit Sharing and Savings Plan, and contributions under the Company's Retirement Plan in the respective amounts of $2,839, $41,969, $18,400, $2,550 and $5,740 for Mr. Notebaert; $164,251, $50,007, $0, $5,100 and $8,500 for Mr. Birck; $108,796, $37,805, $0, $4,719 and $8,500 for Mr. Jackman; $1,311, $25,507, $6,934, $5,100 and $8,500 for Ms. Ryan; $0, $8,549, $759, $909 and $8,500 for Mr. Gustafsson; and $27,208, $19,190, $5,470, $5,100 and $8,500 for Mr. Kohler. All Other Compensation for 2001 for Mr. Birck also includes $46,828, which represents the present value to Mr. Birck of premiums paid by the Company with respect to a split dollar life insurance arrangement between the Company and Mr. Birck. The present value was calculated as an interest-free loan of the whole life portion of the premium over the maturation of the policy. Mr. Birck pays the term portion of the premium.
(2)	As a portion of their employment offers, 5,000 shares of restricted stock were awarded to each of Ms. Ryan and Mr. Gustafsson. The award amounts listed above are based on the closing price of: (i) $60.563 on February 14, 2000 (the date of grant) for Ms. Ryan and (ii) the closing price of $59.500 on December 1, 2000 (date of grant) for Mr. Gustafsson. One-half of the shares vest on each of the first and second year anniversaries of each of the grants.
(3)	Mr. Notebaert, Ms. Ryan and Mr. Gustafsson became executive officers of the Company in 2000.
(4)	Mr. Jackman retired from the Company in 2001.

The table below sets forth certain information with respect to stock options granted during fiscal 2001 to the Named Executive Officers under the Company's employee stock option plans.

Option/SAR Grants in Last Fiscal Year

		Individual Grants(1)			Grant Date Value (2)

Name	Options Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Shares)	Expiration Date	Grant Date Present Value ($)

Richard C. Notebaert	400,000	2.26%	$16.63	7/12/11	$4,481,220
Michael J. Birck	0	n/a	n/a	n/a	n/a
Brian J. Jackman	30,000 500	.17% 0	$50.31 $16.63	1/2/11 7/12/11	$1,016,763 $5,602
Joan E. Ryan	30,000 50,500	.17% .29%	$50.31 $16.63	1/2/11 7/12/11	$1,016,763 $565,754
Anders Gustafsson	20,000 45,500	.11% .26%	$50.31 $16.63	1/2/11 7/12/11	$677,842 $509,739
John C. Kohler	25,000 40,500	.14% .23%	$50.31 $16.63	1/2/11 7/12/11	$847,302 $453,724

1.	Mr. Notebaert's options were granted on July 12, 2001 and Messrs. Jackman's, Gustafsson's and Kohler's options were granted on January 2, 2001 and July 12, 2001, respectively. All options reported become exercisable in cumulative annual installments of 25% of the shares covered thereby on each of the first, second, third and fourth anniversaries of the grant date, subject to acceleration in the event of a change in control or death or disability. No stock appreciation rights (SARs) were granted to the Named Executive Officers during fiscal 2001.
2.	The estimated present value at grant date of options granted during fiscal 2001 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: an expected time until exercise of 5.1 years; a risk-free interest rate of 4.9%; a volatility rate of 62.6%; and a dividend yield of 0.0%. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

The table below sets forth certain information with respect to options exercised by the Named Executive Officers during fiscal 2001 and with respect to options held by the Named Executive Officers at the end of fiscal 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)
Name	Number of Securities Underlying Options Exercised (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard C. Notebaert	0	$0	128,334	781,666	$0	$0

Michael J. Birck	0	$0	0	0	$0	$0

Brian J. Jackman	0	$0	817,125	0	$7,671,070	$0

Joan E. Ryan	0	$0	17,500	133,000	$0	$0

Anders Gustafsson	0	$0	10,000	95,500	$0	$0

John C. Kohler	7,500	$466,218	228,750	104,250	$1,719,173	$0

(1)

The value of unexercised options at the end of fiscal 2001 is based on the closing price of $15.79 reported on the Nasdaq National Market System on December 28, 2001, the last trading day of fiscal 2001.

Employment Agreements

Mr. Notebaert was appointed President and Chief Executive Officer, effective September 18, 2000. Under the terms of the employment agreement entered into between the Company and Mr. Notebaert, he is entitled to an annual salary of $750,000, subject to possible future increases, and to participate in the Company's annual bonus plans with a bonus target of not less than 50% of his annual salary. The Employment Agreement also provided for a sign-on award of 500,000 stock options, and subject to the discretion of and further adjustment by the Compensation Committee based on performance, for option grants with respect to 200,000 shares on each of the first two anniversaries of his employment.

     Mr. Notebaert's employment agreement has an initial term of three years, and unless earlier terminated, will renew for additional one-year periods beginning on the second anniversary thereof. In the event the Company should terminate Mr. Notebaert's employment without cause (including his resignation due to constructive discharge), he will be entitled to a lump sum severance benefit equal to his annual salary and target bonus payable for the remaining term, vesting of stock option awards and continuation of certain executive and employee benefits. Under the terms of the employment agreement, for a period of two years following his termination of employment for any reason, Mr. Notebaert is restricted from becoming associated with a direct competitor of the Company, or from hiring any employees of the Company or soliciting any person or entity to terminate their relationship with the Company.

     The Company also entered into an employment agreement with Mr. Birck in connection with his transition from President and Chief Executive Officer to Chairman of the Board. Under the terms of his employment agreement, Mr. Birck is entitled to an annual salary of $680,000, subject to possible adjustments in accordance with the Company's annual review process, and to participation in the annual bonus plans at a target of not less than 50% of his annual salary. Mr. Birck's employment agreement has an initial term of two years, and unless earlier terminated, will renew for additional one-year periods commencing on the first anniversary thereof. In the event of termination without cause (including his resignation due to constructive discharge), Mr. Birck will be entitled to a lump sum severance benefit equal to his annual salary and target bonus payable for the remaining term, and to the vesting of stock option awards, if any, and continuation of certain executive and employee benefits. Mr. Birck's employment agreement contains the same restrictive covenants as are applicable to Mr. Notebaert under his employment agreement.

     In addition to the foregoing agreements, the Company has entered into Change in Control Employment Agreements (the "Agreements") with all of its senior executive officers, including the Named Executive Officers.

      The Agreements address certain rights that become effective upon the occurrence of a change in control of the Company (as defined in the Agreements). The Agreements provide for (i) an employment term of three years, in the event of a change in control of the Company commencing on the date of the change in control; and (ii) compensation, including annual salary, incentive bonuses and employee benefits, no less favorable than those in effect on such date. In addition, if an individual's employment is terminated within such employment term, other than due to death, disability or cause (as defined in the Agreements) or the individual resigns for good reason (as defined in the Agreements) then he will be entitled to receive (i) a lump sum cash payment equal to the sum of salary payments for 36 months plus a pro rata share of the estimated amount of any target bonus which would have been payable for the bonus period that includes the termination date; (ii) an amount equal to 36 months of bonus at the target rate; and (iii) the value of the incentive compensation, if any, to which he would have been entitled had he remained in the employ of the Company for 36 calendar months. In addition, the Company will be obligated to continue to maintain the individual's employee benefits for such 36-month period and to pay to the individual the amount of any excise taxes, together with the additional income tax related to such excess amounts, imposed upon the payments and benefits provided under the Agreements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

     During 2001, all such persons filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934, except that one report filed on behalf of Mr. Notebaert was filed late, and two reports filed on behalf of Mr. Birck were filed late. Mr. Notebaert's late Form 5 report related to an acquisition of employee stock options during 2000, which was inadvertently omitted from such Form. Mr. Birck's late Form 5 reports related to bona fide gifts of Tellabs stock during 1999 and 2000, which were inadvertently omitted from such Forms.

Compensation Committee Interlocks and Insider Participation

All decisions regarding the compensation of the executive officers were made by the Compensation Committee of the Board of Directors, which is composed entirely of non-employee, independent members of the Board of Directors. Although Mr. Birck and Mr. Notebaert each made recommendations to the Committee with regard to the compensation of the other executive officers, including the other Named Executive Officers, neither of them participated in the Committee's deliberations with respect to his own compensation.

Compensation Committee Report on Executive Compensation

The following Compensation Committee Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the

Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report or the performance graph by reference therein.

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:
The Compensation Committee follows a compensation philosophy that utilizes as a significant determinant the financial performance of the Company, along with the achievement of strategic corporate objectives and the individual performance of the executive officers. By doing so, it is the belief of the Compensation Committee that the Company's management will focus on meeting both financial and non-financial corporate goals that, in turn, should enhance stockholder value. The Company's compensation package for executive officers is a combination of base annual compensation, in the form of salary and other benefits, incentives in the form of fiscal year-end payments under the global incentive plan, and long-term compensation consisting of options and restricted stock awarded under the Company s stock option and restricted stock plans.

     In determining base salaries for the executive officers, including the Named Executive Officers and Mr. Notebaert, for 2001, the Compensation Committee considered the performance of each executive officer and the Company during the preceding fiscal year, such executive officer's salary history and the terms of any applicable employment agreement and, to a lesser extent, available market survey data for comparable positions. During 2001, due to economic conditions and the Company restructurings, no salary increases occurred for the Named Executive Officers, including Mr. Notebaert. Additionally, each of the executive officers, including the Named Executive Officers, took voluntary 10 percent salary cuts and Messrs. Birck and Notebaert took voluntary salary cuts significantly higher than 10 percent. Such reduced salary amounts are reflected in the Summary Compensation Table on page 6 of this proxy statement.

     The structure of the 2001 global incentive plan was based upon the accomplishment of specific financial and strategic objectives. These objectives applied to all employees participating in the global incentive plan, including the executive officers. The achievement of the financial objective was a prerequisite to the funding of the program. After achievement of the financial objective, each of the strategic objectives would be considered for the individual payment amounts. Additionally, individual performance and overachievement of the financial objective would be considered in determining whether any adjustments to the payments would be made.

      For 2001, individual pay-outs for the Named Executive Officers including Mr. Notebaert were targeted at 50 percent of annual salary. All pay-outs were contingent on achievement of both the financial and strategic objectives.

     The financial objective was set as the Company attaining or exceeding a certain level of earnings per share. During 2001, the financial objective was not met and, therefore, no payouts were made under the 2001 global incentive plan to the employees or the executive officers, including the Named Executive Officers and Mr. Notebaert.

     The final piece of the compensation package for executive officers is awards under the Company's stock option and restricted stock plans. In general, the Company has used stock options as an integral part of its compensation program for executive officers and for employees throughout the Company with a view toward giving the executive officers and employees a stake in the Company's future and compensation opportunities directly aligned with the creation of stockholder value. Restricted stock awards have been limited to one-time grants to certain executive officers as part of their initial compensation package. Grants were made to the executive officers, including certain of the Named Executive Officers, consistent with this philosophy. The Compensation Committee granted options to each of the Named Executive Officers, including Mr. Notebaert. In light of Mr. Birck's personal holdings of Company stock, the award of options was not deemed necessary by the Compensation Committee in order to provide the incentives fostered by grants to the other executive officers.

     The Compensation Committee has adopted guidelines to encourage outright share ownership by the executive officers, including the Named Executive Officers. The Compensation Committee will continue to consider whether each executive officer, including the Named Executive Officers, has met those guidelines in deciding whether to grant additional stock options in the future to such officer.

     The Compensation Committee does not believe that the provisions of Internal Revenue Code Section 162(m) relating to the deductibility of compensation paid to the Named Executive Officers will limit the deductibility of such compensation expected to be paid by the Company. The Compensation Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate including the payment of compensation under circumstances where the deductibility of such compensation may be limited by Internal Revenue Code Section 162(m).

March 19, 2002 Stephanie Pace Marshall, Ph.D.
William F. Souders
Jan H. Suwinski
Members of the Compensation Committee as of December 28, 200

Audit and Ethics Committee Report

The following Audit and Ethics Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

     The Audit and Ethics Committee of the Board of Directors has furnished the following report:

     The Audit and Ethics Committee's primary duties and responsibilities fall into four broad categories:

(1)	To serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;
(5)	To review and appraise the audit efforts of the Company's independent accountants and internal auditing department;
(6)	To provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors; and
(4)	To review and appraise the Company's legal compliance and ethics systems.

     The Audit and Ethics Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit and Ethics Committee's charter.

      In overseeing the preparation of the Company's financial statements, the Audit and Ethics Committee met with both management and the Company's internal and independent auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit and Ethics Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit and Ethics Committee discussed the statement with both management and the internal and independent auditors. The Audit and Ethics Committee's review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     With respect to the Company's independent auditors, the Audit and Ethics Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including disclosures made to the Audit and Ethics Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and consideration of whether the provision of non-audit services by the auditors was compatible with the auditor's independence.

     Finally, the Audit and Ethics Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

      The Company's management is responsible for preparing the Company's financial statements. The Company's independent auditors are responsible for auditing the financial statements. The activities of the Audit and Ethics

Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit and Ethics Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

     Based upon its reviews and discussions and subject to the limitations on the roles and responsibilities of the Audit and Ethics Committee as described herein and in its charter, the Audit and Ethics Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2001, for filing with the Securities and Exchange Commission.

March 19, 2002 Frederick A. Krehbiel
Stephanie Pace Marshall, Ph.D.
William F. Souders
Members of the Audit and Ethics Committee as of December 28, 2001

Performance Graph

The graph below sets forth a comparison of the yearly change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the Nasdaq Market Index, a broad-based market index, and the Dow Jones Communications Technology Group, a peer group of common stocks of 294 communications technology manufacturers, for the five-year period beginning January 1, 1997.

A FIVE-YEAR CUMULATIVE TOTAL RETURN COMPARISON*
(Stock Performance in Dollars)

Company	1997	1998	1999	2000	2001
Tellabs, Inc.	138.61	173.58	325.00	286.08	79.95
Peer Group Index	123.36	206.42	502.31	325.64	144.60
NASDAQ Market Index	122.32	172.52	304.29	191.25	152.46
*	Assumes $100 invested on January 1, 1997, dividends reinvested, fiscal year ended December 28, 2001. This graph represents changes in the year-end values; fluctuations in value during each year are not reflected.

Selection of Auditors

The Company has selected Ernst & Young LLP, independent auditors, as the Company's independent auditors in 2002, as it has done since 1997. A representative of Ernst & Young LLP is expected to be present at the meeting to answer appropriate questions and, if the representative so desires, to make a statement.

Fees to the Company's Auditors

The Company paid Ernst & Young LLP certain fees for services provided during fiscal year 2001. Such fees were approximately as follows:

Audit Fees	Financial Information Systems Design and Implementation	All Other Fees
$364,000	-0-	$3,420,000

As set forth in the Audit and Ethics Committee Report, the Audit and Ethics Committee has considered and determined that the provision of the non-audit services described above was compatible with maintaining the auditor's independence.

Other Matters

Management knows of no other matters which will be brought before the meeting, but if such matters are properly presented, the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.

Cost of Solicitation

This proxy is solicited by the Board of Directors, and the cost of solicitation will be paid by the Company. Additional solicitation may be made by mail, personal interview, telephone and/or facsimile by Company personnel, who will not be additionally compensated therefor. The cost of any such additional solicitation will be borne by the Company.

Stockholder Proposals

For inclusion in the Company's proxy statement and form of proxy with respect to the 2003 Annual Meeting of Stockholders, any proposals of stockholders must be received by the Secretary of the Company no later than November 19, 2002.

     To nominate one or more directors for consideration at the 2003 Annual Meeting of Stockholders, a stockholder must provide notice of the intent to make such nomination(s) by personal delivery or by mail to the Secretary of the Company, no later than November 19, 2002. The Company's by-laws set specific requirements that such written notice must satisfy. Copies of those requirements will be sent to any stockholder upon written request.

     Additionally, if a proponent of a stockholder proposal at the 2003 Annual Meeting fails to provide notice of the intent to make such proposal by personal delivery or mail to the Secretary of the Company on or before February 2, 2003, (or by an earlier or later date, if such date is hereafter established by amendment to the Company's by-laws), then any proxy solicited by management may confer discretionary authority to vote on such proposal.

By Order of the Board of Directors,

Susan R. Lichtenstein
Secretary

March 19, 2002

Tellabs and LOGO are registered trademarks of Tellabs, or one of its affiliated companies in the United States and/or in other countries.

©2002, Tellabs, Inc. All rights reserved.

TELLABS, INC. ONE TELLABS CENTER 1415 W. DIEHL ROAD NAPERVILLE, IL 60563	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL - Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tellabs, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS	TELLAP	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TELLABS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED PROPOSALS.

1. Election of three directors---
Nominees:	01) Stephanie Pace Marshall, Ph.D. 02) William F. Souders 03) Mellody L. Hobson	For All O	Withhold All O	For All Except O	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.			For O	Against O	Abstain O
Please sign name exactly as imprinted (do not print).
NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH stockholder should sign.

*HOUSEHOLDING OPTION
Mark "FOR" to enroll this account to receive certain future security holder documents in a single package per household. Mark "AGAINST" if you do not want to participate. If you do not mark either option, your consent will be implied as though you had marked "FOR". See enclosed notice.
To change your election in the future, call 1-800-542-1061.

			For address changes, please check the box and indicate changes to the right.	O

*HOUSEHOLDING OPTION			I plan to attend the Annual Meeting	O
	For O	Against O

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING
DELIVERY OF SHAREHOLDER DOCUMENTS

The Securities and Exchange Commission has adopted rules that permit companies to send a single copy of annual reports, proxy statements, prospectuses and other disclosure documents to two or more investors sharing the same address, subject to certain conditions. The new householding rules will provide greater convenience for investors and cost savings for companies by reducing the number of duplicate documents that investors receive.

Implementation and Consent

Unless we receive contrary instructions, if you have the same last name or are a member of the same family as any other investor who shares the same address, your household will receive only one copy of Tellabs annual report, proxy statement and other disclosure documents, although you will receive a separate proxy card for each investor in the household. This program will begin June 1, 2001.

Withholding Consent

If you wish to continue receiving separate annual reports and proxy statements for each household account, you must check the appropriate box on the enclosed proxy card and return it in the enclosed postage-prepaid envelope. Even if you vote by telephone or internet, the enclosed proxy card must be returned to withhold consent to householding.

Revoking and Duration of Consent

If you choose to revoke your consent to the householding program at a future date, you may do so by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You may also call us at 1-800-542-1061 to revoke your consent. You will be removed from the householding program within 30 days of receipt of your revocation of your consent. If we do not receive instructions to remove your account from this service, your account will continue to be householded until we notify you otherwise.

Tellabs, Inc., encourages your participation in this program. It not only allows us to reduce costs, but is more environmentally friendly by reducing the unnecessary use of materials.

March 19th, 2002.

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PROXY

TELLABS, INC.
One Tellabs Center, 1415 W. Diehl Road, Naperville, IL 60563

This Proxy is Solicited By the Board of Directors

      The undersigned stockholder(s) of Tellabs, Inc., a Delaware corporation, does (do) hereby constitute and appoint Richard C. Notebaert and Susan R. Lichtenstein, and each of them, the true and lawful attorney(s) of the undersigned, with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of said corporation to be held at Tellabs Corporate Headquarters,1415 W. Diehl Road, Naperville, Illinois 60563, on Tuesday, April 23, 2002, at 2:00 p.m., and at any adjournment thereof, and to vote all the shares of said corporation standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might, or could do, if personally present, as set forth herein.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of directors.

(Please mark this proxy, date and sign it on the reverse side hereof and return it in the enclosed envelope.)

(Continued and to be signed on the reverse side)

TELLABS, INC. ONE TELLABS CENTER 1415 W. DIEHL ROAD NAPERVILLE, IL 60563	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1- 800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL - Mark, sign, and date your proxy card and return it in the postage- paid envelope we have provided or return it to Tellabs, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS	TELLAN	KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TELLABS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED PROPOSALS.

1. Election of three directors---
Nominees:	01) Stephanie Pace Marshall, Ph.D. 02) William F. Souders 03) Mellody L. Hobson	For All O	Withhold All O	For All Except O	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.			For O	Against O	Abstain O
Please sign name exactly as imprinted (do not print).
NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH stockholder should sign.

	For address changes, please check the box and indicate changes to the right.	O

	I plan to attend the Annual Meeting	O

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

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PROXY

TELLABS, INC.

One Tellabs Center, 1415 W. Diehl Road, Naperville, IL 60563

This Proxy is Solicited By the Board of Directors

      The undersigned stockholder(s) of Tellabs, Inc., a Delaware corporation, does (do) hereby constitute and appoint Richard C. Notebaert and Susan R. Lichtenstein, and each of them, the true and lawful attorney(s) of the undersigned, with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of said corporation to be held at Tellabs Corporate Headquarters,1415 W. Diehl Road, Naperville, Illinois 60563, on Tuesday, April 23, 2002, at 2:00 p.m., and at any adjournment thereof, and to vote all the shares of said corporation standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might, or could do, if personally present, as set forth herein.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of directors.

(Please mark this proxy, date and sign it on the reverse side hereof and return it in the enclosed envelope.)

(Continued and to be signed on the reverse side)